Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


Subsidiaries of the Registrant                       Organized Under the Laws of
------------------------------                       ---------------------------


Sugar Creek Foods, Inc.; Consolidated subsidiary              Virginia
Eskimo Inc.; Consolidated subsidiary                          Virginia

All other subsidiaries individually and in the aggregate do not constitute a "significant subsidiary" within the meaning of Rule 1-02(v) of Regulation S-X.